Exhibit 99.1

Full Year and Fourth Quarter 2019 Earnings Results Media Relations: Jake Siewert 212-902-5400 Investor Relations: Heather Kennedy Miner 212-902-0300
The Goldman Sachs Group, Inc. 200 West Street | New York, NY 10282

Full Year and Fourth Quarter 2019 Earnings Results

Goldman Sachs Reports Earnings Per Common Share of $21.03 for 2019

Fourth Quarter Earnings Per Common Share was $4.69

“Strong performance in the fourth quarter helped us to deliver solid results for the year, while continuing to invest in new businesses. We aim to drive higher returns in the future, and look forward to sharing our strategic goals and financial targets at Investor Day later this month.”

- David M. Solomon, Chairman and Chief Executive Officer

Financial Summary

Net Revenues	Net Earnings	EPS
2019 $36.55 billion 4Q19 $9.96 billion	2019 $8.47 billion 4Q19 $1.92 billion	2019 $21.03 4Q19 $4.69

ROE[1]	ROTE[1]	Book Value Per Share
2019 10.0% 4Q19 8.7%	2019 10.6% 4Q19 9.2%	2019 $218.52 2019 Growth 5.4%

NEW YORK, January 15, 2020 – The Goldman Sachs Group, Inc.  (NYSE: GS)  today reported net revenues of $36.55 billion and net earnings of $8.47 billion for the year ended December 31, 2019. Net revenues were $9.96 billion and net earnings were $1.92 billion for the fourth quarter of 2019.

Diluted earnings per common share (EPS) was $21.03 for the year ended December 31, 2019 compared with $25.27 for the year ended December 31, 2018, and was $4.69 for the fourth quarter of 2019 compared with $6.04 for the fourth quarter of 2018 and $4.79 for the third quarter of 2019.

Return on average common shareholders’ equity (ROE)1 was 10.0% for 2019 and annualized ROE was 8.7% for the fourth quarter of 2019.  Return on average tangible common shareholders’ equity (ROTE)1 was 10.6% for 2019 and annualized ROTE was 9.2% for the fourth quarter of 2019.

During 2019, the firm recorded net provisions for litigation and regulatory proceedings of $1.24 billion, which reduced diluted EPS by $3.16 and reduced ROE by 1.5 percentage points and ROTE by 1.6 percentage points.

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

Annual Highlights

◾	Net revenues were $36.55 billion, which included fourth quarter net revenues of $9.96 billion, the second highest fourth quarter net revenues and the highest since 2007.

◾

The firm ranked #1 in worldwide announced and completed mergers and acquisitions for the year[2]. The firm also ranked #1 in worldwide equity and equity-related offerings and common stock offerings for the year[2].

◾	Investment Banking generated net revenues of $7.60 billion, its second highest annual net revenues.

◾	FICC financing net revenues increased for the fifth consecutive year to a record $1.38 billion.

◾	Firmwide assets under supervision[3,4] increased $317 billion[5] during the year to a record $1.86 trillion, including net inflows of $108 billion in long-term assets under supervision.

◾	Consumer & Wealth Management generated record net revenues of $5.20 billion, including record Management and other fees in Wealth management and significant growth in Consumer banking net revenues.

◾	During 2019, the firm returned $6.88 billion of capital to common shareholders, including $5.34 billion of share repurchases and $1.54 billion of common stock dividends.

Full Year Net Revenue Mix by Segment6

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

Net Revenues

Full Year
Net revenues were $36.55 billion for 2019, essentially unchanged compared with 2018, reflecting lower net revenues in Investment Banking, offset by slightly higher net revenues in Global Markets.	2019 Net Revenues
$36.55 billion
Fourth Quarter

Net revenues were $9.96 billion for the fourth quarter of 2019, 23% higher than the fourth quarter of 2018 and 20% higher than the third quarter of 2019. The increase compared with the fourth quarter of 2018 primarily reflected significantly higher net revenues in Asset Management and Global Markets.

4Q19 Net Revenues
$9.96 billion

Investment Banking

Full Year

Net revenues in Investment Banking were $7.60 billion for 2019, 7% lower compared with a strong 2018, reflecting lower net revenues in Underwriting and Financial advisory, partially offset by higher net revenues in Corporate lending.

The decrease in Underwriting net revenues was due to lower net revenues in Debt underwriting, driven by lower net revenues from investment-grade and leveraged finance activity, and in Equity underwriting, reflecting a decline in industry-wide initial public offerings. The decrease in Financial advisory net revenues reflected a decrease in industry-wide completed mergers and acquisitions transactions.

2019 Investment Banking
$7.60 billion
	Financial Advisory	$3.20 billion
	Underwriting	$3.60 billion
	Corporate Lending	$801 million

The firm’s investment banking transaction backlog[3] was essentially unchanged compared with the end of 2018.
Fourth Quarter

Net revenues in Investment Banking were $2.06 billion for the fourth quarter of 2019, 6% lower than the fourth quarter of 2018 and 12% higher than the third quarter of 2019. The decrease compared with the fourth quarter of 2018 reflected significantly lower net revenues in Financial advisory and lower net revenues in Corporate lending, partially offset by significantly higher net revenues in Underwriting.

The decrease in Financial advisory net revenues, compared with a strong prior year period, reflected a significant decrease in industry-wide completed mergers and acquisitions volumes. The increase in Underwriting net revenues was due to significantly higher net revenues in Debt underwriting, driven by asset-backed activity, and higher net revenues in Equity underwriting, reflecting an increase in industry-wide transactions.

The firm’s investment banking transaction backlog[3] increased compared with the end of the third quarter of 2019.

4Q19 Investment Banking
$2.06 billion
	Financial Advisory	$855 million
	Underwriting	$977 million
	Corporate Lending	$232 million

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

Global Markets

Full Year

Net revenues in Global Markets were $14.78 billion for 2019, 2% higher than 2018.

Net revenues in Fixed Income, Currency and Commodities (FICC) were $7.39 billion, 6% higher than 2018, due to slightly higher net revenues in FICC intermediation, reflecting significantly higher net revenues in commodities and mortgages and higher net revenues in interest rate products, partially offset by significantly lower net revenues in currencies and lower net revenues in credit products. In addition, net revenues in FICC financing were higher, reflecting higher net revenues in structured credit financing.

Net revenues in Equities were $7.39 billion, essentially unchanged compared with 2018. Net revenues in Equities intermediation were lower, reflecting lower net revenues in derivatives, partially offset by higher net revenues in cash products. This decrease was offset by higher net revenues in Equities financing, reflecting improved spreads.

2019 Global Markets
$14.78 billion
	FICC Intermediation	$6.01 billion
	FICC Financing	$1.38 billion
	FICC	$7.39 billion

	Equities Intermediation	$4.37 billion
	Equities Financing	$3.02 billion
	Equities	$7.39 billion

Fourth Quarter

Net revenues in Global Markets were $3.48 billion for the fourth quarter of 2019, 33% higher than the fourth quarter of 2018 and 2% lower than the third quarter of 2019.

Net revenues in FICC were $1.77 billion, 63% higher compared with a weak fourth quarter of 2018, primarily due to significantly higher net revenues in FICC intermediation, reflecting higher net revenues across most major businesses, including significant increases in interest rate products, commodities and mortgages. In addition, net revenues in FICC financing were higher.

Net revenues in Equities were $1.71 billion, 12% higher than the fourth quarter of 2018, due to higher net revenues in Equities financing, reflecting improved spreads and higher average customer balances, and in Equities intermediation, reflecting significantly higher net revenues in cash products.

4Q19 Global Markets
$3.48 billion
	FICC Intermediation	$1.38 billion
	FICC Financing	$387 million
	FICC	$1.77 billion

	Equities Intermediation	$979 million
	Equities Financing	$732 million
	Equities	$1.71 billion

Asset Management

Full Year

Net revenues in Asset Management were $8.97 billion for 2019, essentially unchanged compared with 2018, reflecting higher net revenues in Equity investments, offset by significantly lower Incentive fees and lower net revenues in Lending. Management and other fees were essentially unchanged.

The increase in Equity investments net revenues reflected significantly higher net gains from investments in public equities, partially offset by slightly lower net gains from investments in private equities. The decrease in Lending net revenues primarily reflected lower net gains from investments in debt instruments. Management and other fees reflected the impact of higher average assets under supervision, offset by a lower average effective fee due to shifts in the mix of client assets and strategies.

2019 Asset Management
$8.97 billion
	Management and Other Fees	$ 2.60 billion
	Incentive Fees	$130 million
	Equity Investments	$4.77 billion
	Lending	$1.47 billion

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

Asset Management

Fourth Quarter

Net revenues in Asset Management were $3.00 billion for the fourth quarter of 2019, 52% higher than the fourth quarter of 2018 and 85% higher than the third quarter of 2019. The increase compared with the fourth quarter of 2018 reflected significantly higher net revenues in Equity investments and Lending, as well as higher Management and other fees, partially offset by lower Incentive fees.

The increase in Equity investments net revenues reflected significant net gains in public equities compared with net losses in the prior year period and significantly higher net gains in private equities. The increase in Lending net revenues primarily reflected higher net gains from investments in debt instruments. The increase in Management and other fees reflected the impact of higher average assets under supervision, partially offset by a lower average effective fee due to shifts in the mix of client assets and strategies.

4Q19 Asset Management
$3.00 billion
	Management and Other Fees	$ 666 million
	Incentive Fees	$ 45 million
	Equity Investments	$1.87 billion
	Lending	$427 million

Consumer & Wealth Management

Full Year

Net revenues in Consumer & Wealth Management were $5.20 billion for 2019, essentially unchanged compared with 2018.

Net revenues in Wealth management were $4.34 billion, 5% lower than 2018, reflecting significantly lower Incentive fees and slightly lower net revenues in Private banking and lending. These decreases were partially offset by higher Management and other fees (including the impact of United Capital7), reflecting higher average assets under supervision.

Net revenues in Consumer banking were $864 million, 41% higher than 2018, driven by higher net interest income, primarily reflecting an increase in deposit balances.

2019 Consumer & Wealth Management
$5.20 billion
	Wealth Management	$ 4.34 billion
	Consumer Banking	$864 million

Fourth Quarter

Net revenues in Consumer & Wealth Management were $1.41 billion for the fourth quarter of 2019, 8% higher than the fourth quarter of 2018 and 7% higher than the third quarter of 2019.

Net revenues in Wealth management were $1.18 billion, 6% higher than the fourth quarter of 2018, due to higher Management and other fees (including the impact of United Capital7), reflecting higher average assets under supervision. This increase was partially offset by lower Incentive fees, while net revenues in Private banking and lending were essentially unchanged.

Net revenues in Consumer banking were $228 million, 23% higher than the fourth quarter of 2018, driven by higher net interest income, primarily reflecting an increase in deposit balances.

4Q19 Consumer & Wealth Management
$1.41 billion
	Wealth Management	$ 1.18 billion
	Consumer Banking	$228 million

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

Provision for Credit Losses

Full Year
Provision for credit losses was $1.07 billion for 2019, 58% higher than 2018, primarily reflecting higher impairments and higher provisions related to consumer loans.	2019 Provision for Credit Losses
$1.07 billion
Fourth Quarter

Provision for credit losses was $336 million for the fourth quarter of 2019, 51% higher than the fourth quarter of 2018 and 15% higher than the third quarter of 2019. The increase compared with the fourth quarter of 2018 primarily reflected higher impairments.

4Q19 Provision for Credit Losses
$336 million

Operating Expenses

Full Year

Operating expenses were $24.90 billion for 2019, 6% higher than 2018. The firm’s efficiency ratio[3] for 2019 was 68.1%, compared with 64.1% for 2018.

The increase in operating expenses compared with 2018 primarily reflected significantly higher net provisions for litigation and regulatory proceedings and higher expenses for consolidated investments and technology (increases primarily in depreciation and amortization, communications and technology, occupancy and other expenses). In addition, 2019 included higher expenses related to the firm’s credit card and transaction banking activities (increases were primarily in professional fees and other expenses) and also included the impact of United Capital[7]. Compensation and benefits expenses were essentially unchanged compared with 2018.

Net provisions for litigation and regulatory proceedings for 2019 were $1.24 billion compared with $844 million for 2018.

Headcount increased 5% during 2019, reflecting an increase in the firm’s technology professionals and the impact of United Capital[7].

2019 Operating Expenses
$24.90 billion

2019 Efficiency Ratio
68.1%

Fourth Quarter

Operating expenses were $7.30 billion for the fourth quarter of 2019, 42% higher than the fourth quarter of 2018 and 30% higher than the third quarter of 2019.

The increase in operating expenses compared with the fourth quarter of 2018 primarily reflected significantly higher compensation and benefits expenses and net provisions for litigation and regulatory proceedings. In addition, expenses related to consolidated investments and technology were higher (increases were primarily in occupancy and depreciation and amortization expenses). The fourth quarter of 2019 also included higher expenses related to the firm’s credit card and transaction banking activities (increases were primarily in professional fees and other expenses) and also included the impact of United Capital[7].

Net provisions for litigation and regulatory proceedings for the fourth quarter of 2019 were $1.09 billion compared with $516 million for the fourth quarter of 2018.

The fourth quarter of 2019 included a $140 million charitable contribution to Goldman Sachs Gives.

4Q19 Operating Expenses
$7.30 billion

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

Provision for Taxes

The effective income tax rate for 2019 was 20.0%, down from 20.7% for the first nine months of 2019 due to the impact of regulatory guidance released in the fourth quarter related to the international provisions of the Tax Cuts and Jobs Act (Tax Legislation), partially offset by the impact of provisions for non-deductible litigation. The 2019 effective income tax rate increased from 16.2% for full year 2018, as 2018 included a $487 million income tax benefit related to the finalization of the enactment impact of Tax Legislation.

2019 Effective Tax Rate
20.0%

Other Matters

◾ On January 14, 2020, the Board of Directors of The Goldman Sachs Group, Inc. declared a dividend of $1.25 per common share to be paid on March 30, 2020 to common shareholders of record on March 2, 2020.

◾ During the year, the firm returned $6.88 billion of capital to common shareholders, including $5.34 billion of share repurchases (25.8 million shares at an average cost of $206.56) and $1.54 billion of common stock dividends. This included $2.62 billion of capital returned to common shareholders during the fourth quarter, including $2.16 billion of share repurchases (10.2 million shares at an average cost of $212.67) and $453 million of common stock dividends.[3]

◾ Global core liquid assets[3] averaged $234 billion[4] for 2019, compared with an average of $233 billion for 2018. Global core liquid assets averaged $237 billion[4] for the fourth quarter of 2019, compared with an average of $238 billion for the third quarter of 2019.

Declared Quarterly Dividend Per Common Share
$1.25

Common Share Repurchases
25.8 million shares for $5.34 billion in 2019

Average GCLA
$234 billion for 2019

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. is a leading global investment banking, securities and investment management firm that provides a wide range of financial services to a substantial and diversified client base that includes corporations, financial institutions, governments and individuals. Founded in 1869, the firm is headquartered in New York and maintains offices in all major financial centers around the world.

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results and financial condition, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2018.

Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data, global core liquid assets and VaR consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements.

Statements about the firm’s investment banking transaction backlog also may constitute forward-looking statements. Such statements are subject to the risk that transactions may be modified or not completed at all and associated net revenues may not be realized or may be materially less than those currently expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. For information about other important factors that could adversely affect the firm’s investment banking transactions, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2018.

Conference Call

A conference call to discuss the firm’s financial results, outlook and related matters will be held at 9:30 am (ET). The call will be open to the public. Members of the public who would like to listen to the conference call should dial 1-888-281-7154 (in the U.S.) or 1-706-679-5627 (outside the U.S.). The number should be dialed at least 10 minutes prior to the start of the conference call. The conference call will also be accessible as an audio webcast through the Investor Relations section of the firm’s website, www.goldmansachs.com/investor-relations. There is no charge to access the call. For those unable to listen to the  live broadcast, a  replay will  be available on  the  firm’s website  or by dialing  1-855-859-2056 (in the U.S.)  or  1-404-537-

3406 (outside the U.S.) passcode number 64774224 beginning approximately three hours after the event. Please direct any questions  regarding obtaining  access to  the conference  call to  Goldman Sachs Investor Relations, via e-mail, at gs-investor-

relations@gs.com.

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	YEAR ENDED		% CHANGE FROM

	DECEMBER 31, 2019	DECEMBER 31, 2018	DECEMBER 31, 2018
INVESTMENT BANKING
Financial advisory	$ 3,197	$ 3,444	(7) %

Equity underwriting	1,482	1,628	(9)
Debt underwriting	2,119	2,358	(10)
Underwriting	3,601	3,986	(10)

Corporate lending	801	748	7
Net revenues	7,599	8,178	(7)

GLOBAL MARKETS
FICC intermediation	6,009	5,737	5
FICC financing	1,379	1,248	10
FICC	7,388	6,985	6

Equities intermediation	4,374	4,681	(7)
Equities financing	3,017	2,772	9
Equities	7,391	7,453	(1)
Net revenues	14,779	14,438	2

ASSET MANAGEMENT
Management and other fees	2,600	2,612	–
Incentive fees	130	384	(66)
Equity investments	4,765	4,207	13
Lending	1,470	1,632	(10)
Net revenues	8,965	8,835	1

CONSUMER & WEALTH MANAGEMENT
Management and other fees	3,475	3,282	6
Incentive fees	81	446	(82)
Private banking and lending	783	826	(5)
Wealth management	4,339	4,554	(5)

Consumer banking	864	611	41
Net revenues	5,203	5,165	1

Total net revenues	$ 36,546	$ 36,616	–
Geographic Net Revenues (unaudited)[3] $ in millions

	YEAR ENDED

	DECEMBER 31, 2019	DECEMBER 31, 2018
Americas	$ 22,148	$ 22,339
EMEA	9,745	9,244
Asia	4,653	5,033
Total net revenues	$ 36,546	$ 36,616

Americas	60%	61%
EMEA	27%	25%
Asia	13%	14%
Total	100%	100%

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Segment Net Revenues (unaudited)

$ in millions

	THREE MONTHS ENDED			% CHANGE FROM

	DECEMBER 31, 2019	SEPTEMBER 30, 2019	DECEMBER 31, 2018	SEPTEMBER 30, 2019	DECEMBER 31, 2018
INVESTMENT BANKING
Financial advisory	$ 855	$ 697	$ 1,198	23%	(29) %

Equity underwriting	378	366	307	3	23
Debt underwriting	599	524	437	14	37
Underwriting	977	890	744	10	31

Corporate lending	232	254	251	(9)	(8)
Net revenues	2,064	1,841	2,193	12	(6)

GLOBAL MARKETS
FICC intermediation	1,382	1,315	757	5	83
FICC financing	387	364	330	6	17
FICC	1,769	1,679	1,087	5	63

Equities intermediation	979	1,080	897	(9)	9
Equities financing	732	784	625	(7)	17
Equities	1,711	1,864	1,522	(8)	12
Net revenues	3,480	3,543	2,609	(2)	33

ASSET MANAGEMENT
Management and other fees	666	660	629	1	6
Incentive fees	45	24	67	88	(33)
Equity investments	1,865	596	951	N.M.	96
Lending	427	341	327	25	31
Net revenues	3,003	1,621	1,974	85	52

CONSUMER & WEALTH MANAGEMENT
Management and other fees	967	881	830	10	17
Incentive fees	19	21	86	(10)	(78)
Private banking and lending	194	199	202	(3)	(4)
Wealth management	1,180	1,101	1,118	7	6

Consumer banking	228	217	186	5	23
Net revenues	1,408	1,318	1,304	7	8

Total net revenues	$ 9,955	$ 8,323	$ 8,080	20	23
Geographic Net Revenues (unaudited) [3]
$ in millions

	THREE MONTHS ENDED

	DECEMBER 31, 2019	SEPTEMBER 30, 2019	DECEMBER 31, 2018
Americas	$ 6,310	$ 4,941	$ 5,178
EMEA	2,268	2,329	1,766
Asia	1,377	1,053	1,136
Total net revenues	$ 9,955	$ 8,323	$ 8,080

Americas	63%	59%	64%
EMEA	23%	28%	22%
Asia	14%	13%	14%
Total	100%	100%	100%

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts

	YEAR ENDED		% CHANGE FROM

	DECEMBER 31, 2019	DECEMBER 31, 2018	DECEMBER 31, 2018
REVENUES
Investment banking	$ 6,798	$ 7,430	(9) %
Investment management	6,189	6,590	(6)
Commissions and fees	2,988	3,199	(7)
Market making	10,157	9,724	4
Other principal transactions	6,052	5,906	2
Total non-interest revenues	32,184	32,849	(2)

Interest income	21,738	19,679	10
Interest expense	17,376	15,912	9
Net interest income	4,362	3,767	16

Total net revenues	36,546	36,616	–

Provision for credit losses	1,065	674	58

OPERATING EXPENSES
Compensation and benefits	12,353	12,328	–
Brokerage, clearing, exchange and distribution fees	3,252	3,200	2
Market development	739	740	–
Communications and technology	1,167	1,023	14
Depreciation and amortization	1,704	1,328	28
Occupancy	1,029	809	27
Professional fees	1,316	1,214	8
Other expenses	3,338	2,819	18
Total operating expenses	24,898	23,461	6

Pre-tax earnings	10,583	12,481	(15)
Provision for taxes	2,117	2,022	5
Net earnings	8,466	10,459	(19)
Preferred stock dividends	569	599	(5)
Net earnings applicable to common shareholders	$ 7,897	$ 9,860	(20)

EARNINGS PER COMMON SHARE
Basic[3]	$ 21.18	$ 25.53	(17) %
Diluted	$ 21.03	$ 25.27	(17)

AVERAGE COMMON SHARES
Basic	371.6	385.4	(4)
Diluted	375.5	390.2	(4)

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Consolidated Statements of Earnings (unaudited)

In millions, except per share amounts and headcount

	THREE MONTHS ENDED			% CHANGE FROM

	DECEMBER 31, 2019	SEPTEMBER 30, 2019	DECEMBER 31, 2018	SEPTEMBER 30, 2019	DECEMBER 31, 2018
REVENUES
Investment banking	$ 1,832	$ 1,587	$ 1,942	15%	(6) %
Investment management	1,671	1,562	1,574	7	6
Commissions and fees	687	748	838	(8)	(18)
Market making	2,479	2,476	1,454	–	70
Other principal transactions	2,221	942	1,281	136	73
Total non-interest revenues	8,890	7,315	7,089	22	25

Interest income	4,922	5,459	5,468	(10)	(10)
Interest expense	3,857	4,451	4,477	(13)	(14)
Net interest income	1,065	1,008	991	6	7

Total net revenues	9,955	8,323	8,080	20	23

Provision for credit losses	336	291	222	15	51

OPERATING EXPENSES
Compensation and benefits	3,046	2,731	1,857	12	64
Brokerage, clearing, exchange and distribution fees	814	853	830	(5)	(2)
Market development	200	169	208	18	(4)
Communications and technology	308	283	262	9	18
Depreciation and amortization	464	473	377	(2)	23
Occupancy	318	252	215	26	48
Professional fees	366	350	317	5	15
Other expenses	1,782	505	1,084	N.M.	64
Total operating expenses	7,298	5,616	5,150	30	42

Pre-tax earnings	2,321	2,416	2,708	(4)	(14)
Provision for taxes	404	539	170	(25)	138
Net earnings	1,917	1,877	2,538	2	(24)
Preferred stock dividends	193	84	216	130	(11)
Net earnings applicable to common shareholders	$ 1,724	$ 1,793	$ 2,322	(4)	(26)

EARNINGS PER COMMON SHARE
Basic[3]	$ 4.74	$ 4.83	$ 6.11	(2) %	(22) %
Diluted	$ 4.69	$ 4.79	$ 6.04	(2)	(22)

AVERAGE COMMON SHARES
Basic	362.4	370.0	379.5	(2)	(5)
Diluted	367.3	374.3	384.3	(2)	(4)

SELECTED DATA AT PERIOD-END
Common shareholders’ equity	$ 79,062	$ 80,809	$ 78,982	(2)	–
Basic shares[3]	361.8	369.3	380.9	(2)	(5)
Book value per common share	$ 218.52	$ 218.82	$ 207.36	–	5

Headcount	38,300	37,800	36,600	1	5

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)4,8

$ in billions

	AS OF

	DECEMBER 31, 2019	SEPTEMBER 30, 2019	DECEMBER 31, 2018
ASSETS
Cash and cash equivalents	$ 133	$ 94	$ 131
Collateralized agreements	222	279	275
Trading assets	355	356	280
Investments	64	62	47
Loans	109	105	98
Customer and other receivables	75	77	72
Other assets	35	34	29
Total assets	$ 993	$ 1,007	$ 932

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits	$ 190	$ 183	$ 158
Collateralized financings	152	140	112
Trading liabilities	109	116	109
Customer and other payables	175	188	180
Unsecured short-term borrowings	48	52	41
Unsecured long-term borrowings	207	217	224
Other liabilities	22	19	18
Total liabilities	903	915	842
Shareholders’ equity	90	92	90
Total liabilities and shareholders’ equity	$ 993	$ 1,007	$ 932
Capital Ratios and Supplementary Leverage Ratio (unaudited)[3,4] $ in billions

	AS OF

	DECEMBER 31, 2019	SEPTEMBER 30, 2019	DECEMBER 31, 2018
Common equity tier 1 capital	$ 74.9	$ 75.7	$ 73.1

STANDARDIZED CAPITAL RULES
Risk-weighted assets	$ 564	$ 557	$ 548
Common equity tier 1 capital ratio	13.3%	13.6%	13.3%

ADVANCED CAPITAL RULES
Risk-weighted assets	$ 545	$ 566	$ 558
Common equity tier 1 capital ratio	13.7%	13.4% [9]	13.1%

SUPPLEMENTARY LEVERAGE RATIO
Supplementary leverage ratio	6.2%	6.2%	6.2%
Average Daily VaR (unaudited)[3,4]
$ in millions

	THREE MONTHS ENDED			YEAR ENDED

	DECEMBER 31, 2019	SEPTEMBER 30, 2019	DECEMBER 31, 2018	DECEMBER 31, 2019	DECEMBER 31, 2018
RISK CATEGORIES
Interest rates	$ 49	$ 49	$ 40	$ 46	$ 46
Equity prices	24	28	28	27	31
Currency rates	11	12	19	11	14
Commodity prices	12	12	12	12	11
Diversification effect	(38)	(43)	(50)	(40)	(42)
Total	$ 58	$ 58	$ 49	$ 56	$ 60

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

The Goldman Sachs Group, Inc. and Subsidiaries

Assets Under Supervision (unaudited)3,4

$ in billions

	AS OF

	DECEMBER 31, 2019	SEPTEMBER 30, 2019		DECEMBER 31, 2018
SEGMENT
Asset Management	$ 1,298	$ 1,232		$ 1,087
Consumer & Wealth Management	561	530		455
Total AUS	$ 1,859	$ 1,762		$ 1,542

ASSET CLASS
Alternative investments	$ 185	$ 182		$ 167
Equity	423	392		301
Fixed income	789	784		677
Total long-term AUS	1,397	1,358		1,145
Liquidity products	462	404		397
Total AUS	$ 1,859	$ 1,762		$ 1,542

	THREE MONTHS ENDED				YEAR ENDED

	DECEMBER 31, 2019	SEPTEMBER 30, 2019		DECEMBER 31, 2018	DECEMBER 31, 2019		DECEMBER 31, 2018
ASSET MANAGEMENT
Beginning balance	$ 1,232	$ 1,171		$ 1,067	$ 1,087		$ 1,036
Net inflows / (outflows):
Alternative investments	(1)	(1)		–	2		6
Equity	1	26		(3)	34		6
Fixed income	(4)	11		8	35		14
Total long-term AUS net inflows / (outflows)	(4)	36		5	71		26
Liquidity products	50	12		39	52		51
Total AUS net inflows / (outflows)	46	48	[5]	44	123	[5]	77
Net market appreciation / (depreciation)	20	13		(24)	88		(26)
Ending balance	$ 1,298	$ 1,232		$ 1,087	$ 1,298		$ 1,087

CONSUMER & WEALTH MANAGEMENT
Beginning balance	$ 530	$ 489		$ 483	$ 455		$ 458
Net inflows / (outflows):
Alternative investments	2	9		(4)	9		(5)
Equity	–	15		2	11		7
Fixed income	4	9		–	17		9
Total long-term AUS net inflows / (outflows)	6	33		(2)	37		11
Liquidity products	8	5		–	13		1
Total AUS net inflows / (outflows)	14	38	[5]	(2)	50	[5]	12
Net market appreciation / (depreciation)	17	3		(26)	56		(15)
Ending balance	$ 561	$ 530		$ 455	$ 561		$ 455

FIRMWIDE
Beginning balance	$ 1,762	$ 1,660		$ 1,550	$ 1,542		$ 1,494
Net inflows / (outflows):
Alternative investments	1	8		(4)	11		1
Equity	1	41		(1)	45		13
Fixed income	–	20		8	52		23
Total long-term AUS net inflows / (outflows)	2	69		3	108		37
Liquidity products	58	17		39	65		52
Total AUS net inflows / (outflows)	60	86	[5]	42	173	[5]	89
Net market appreciation / (depreciation)	37	16		(50)	144		(41)
Ending balance	$ 1,859	$ 1,762		$ 1,542	$ 1,859		$ 1,542

Goldman Sachs Reports

Full Year and Fourth Quarter 2019 Earnings Results

Footnotes

1.

ROE is calculated by dividing net earnings (or annualized net earnings for annualized ROE) applicable to common shareholders by average monthly common shareholders’ equity. ROTE is calculated by dividing net earnings (or annualized net earnings for annualized ROTE) applicable to common shareholders by average monthly tangible common shareholders’ equity (tangible common shareholders’ equity is calculated as total shareholders’ equity less preferred stock, goodwill and identifiable intangible assets). Management believes that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally, and that tangible common shareholders’ equity is meaningful because it is a measure that the firm and investors use to assess capital adequacy. ROTE and tangible common shareholders’ equity are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

The table below presents average equity and a reconciliation of average common shareholders’ equity to average tangible common shareholders’ equity:

	AVERAGE FOR THE

Unaudited, $ in millions	THREE MONTHS ENDED DECEMBER 31, 2019	YEAR ENDED DECEMBER 31, 2019
Total shareholders’ equity	$ 90,808	$ 90,297
Preferred stock	(11,203)	(11,203)
Common shareholders’ equity	79,605	79,094
Goodwill and identifiable intangible assets	(4,862)	(4,464)
Tangible common shareholders’ equity	$ 74,743	$ 74,630

2.	Dealogic – January 1, 2019 through December 31, 2019.

3.

For information about the following items, see the referenced sections in Part I, Item 2 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2019: (i) investment banking transaction backlog – see “Results of Operations – Investment Banking” (ii) assets under supervision – see “Results of Operations – Investment Management” (iii) efficiency ratio – see “Results of Operations – Operating Expenses” (iv) share repurchase program – see “Equity Capital Management and Regulatory Capital – Equity Capital Management” (v) global core liquid assets – see “Risk Management – Liquidity Risk Management” (vi) basic shares – see “Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics” and (vii) VaR – see “Risk Management – Market Risk Management.”

For information about the following items, see the referenced sections in Part I, Item 1 “Financial Statements (Unaudited)” in the firm’s Quarterly Report on Form 10-Q for the period ended September 30, 2019: (i) risk-based capital ratios and supplementary leverage ratio – see Note 20 “Regulation and Capital Adequacy” (ii) geographic net revenues – see Note 25 “Business Segments” and (iii) unvested share-based awards that have non-forfeitable rights to dividends or dividend equivalents in calculating basic EPS – see Note 21 “Earnings Per Common Share.”

4.	Represents a preliminary estimate for the fourth quarter of 2019 and may be revised in the firm’s Annual Report on Form 10-K for the year ended December 31, 2019.

5.

Net inflows in assets under supervision for 2019 included $71 billion of total inflows (substantially all in equity and fixed income assets) in connection with the acquisitions of both Standard & Poor’s Investment Advisory Services (SPIAS) and United Capital Financial Partners, Inc. (United Capital) in the third quarter of 2019 ($58 billion) and Rocaton Investment Advisors (Rocaton) in the second quarter of 2019 ($13 billion). SPIAS and Rocaton were included in the Asset Management segment and United Capital was included in the Consumer & Wealth Management segment.

6.	The firm made certain changes to the firm’s business segments, commencing with the fourth quarter of 2019. For more information about these changes, see the firm’s Form 8-K dated January 6, 2020.

7.	United Capital was acquired by the firm in the third quarter of 2019.

8.

Beginning in the fourth quarter of 2019, the firm changed the balance sheet presentation to better reflect the nature of the firm’s activities. The primary changes include the elimination of the Financial instruments owned line item, the introduction of new line items for Investments and Trading assets and the expansion of the Loans line item. Reclassifications have been made to previously reported amounts to conform to the current presentation.

9.

Beginning in the fourth quarter of 2019, the firm made changes to the calculation of loss given default for certain wholesale exposures. As of September 30, 2019, the estimated impact of these changes would have been an increase in the firm’s Advanced common equity tier 1 capital ratio of approximately 1 percentage point.